EXHIBIT 5


                             JOINT FILING AGREEMENT
                             ----------------------


     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned, for good and valuable consideration consisting of their mutual commitments stated herein, hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $.10 per share, of Circuit Research Labs, Inc. and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 30th day of December, 2002.



                                          /s/ Berthold Burkhardtsmaier
                                          --------------------------------------
                                          Dialog4 System Engineering GmbH
                                          By: Berthold Burkhardtsmaier
                                          Its: Managing Director



                                          /s/ Berthold Burkhardtsmaier
                                          --------------------------------------
                                          Berthold Burkhardtsmaier


                                          /s/ Cornelia Burkhardtsmaier
                                          --------------------------------------
                                          Cornelia Burkhardtsmaier


                                          /s/ Friedrich Maier
                                          --------------------------------------
                                          Friedrich Maier